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                                                                   EXHIBIT 10.31


             STOCK OPTION PLAN AND AGREEMENT WITH J. MICHAEL JENKINS

        This Stock Option Plan and Agreement (this "AGREEMENT"), is made effective as of September 22, 2000 (the "EFFECTIVE DATE"), by and between Diedrich Coffee, Inc., a Delaware corporation (the "COMPANY") and J. Michael Jenkins (the "GRANTEE").

                                    RECITALS

        A. The Company has agreed to employ Grantee under terms and conditions set forth in that certain letter agreement dated September 22, 2000 (the "EMPLOYMENT AGREEMENT"), by and between the Company and Grantee.

        B. Under the Employment Agreement, the Company has agreed to grant to Grantee options to purchase 500,000 shares of Company common stock, $0.01 par value per share (the "COMMON STOCK"), as of the Effective Date, for the purpose of encouraging and rewarding Grantee's contributions to the performance of the Company and aligning Grantee's interests with the interests of the Company's stockholders.

                                   AGREEMENT

        NOW, THEREFORE, to evidence the grant of options by the Company and to set forth the terms and conditions of the grant of options, the Company and Grantee hereby agree as follows:

        1. DEFINITIONS. The following terms, as used in this Agreement, have the meanings ascribed to them in this Section 1.

               (a) "BOARD" means the Board of Directors of the Company.

               (b) "CHANGE OF CONTROL" means (i) any merger or consolidation in which the Company is not the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Company's Common Stock immediately prior to such transaction); (ii) the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary); (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act); (iv) the dissolution or liquidation of the Company; or (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board.

               (c) "CLOSING PRICE" means the closing price on any given trading day of the Common Stock on the Nasdaq National Market (or any subsequent exchange or market system upon which the Company's Common Stock is principally traded) as reported in the Transaction Index of the Wall Street Journal.



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               (d) "COMPENSATION COMMITTEE" means the Compensation Committee of the Board.

               (e) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               (f) "EXERCISE DATE" means any date on which Grantee exercises Options.

               (g) "EXERCISE DATE VALUE" means the product of: (i) the number of shares of Common Stock delivered to the Company and (ii) the Closing Price of the Common Stock on the Exercise Date.

               (h) "EXERCISE SHARES" means those shares of Common Stock with respect to which Options are being exercised.

               (i) "OPTIONS" means non-qualified options to purchase shares of Common Stock granted under this Agreement.

               (j) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        2. GRANT OF OPTIONS. The Company hereby grants to Grantee, effective as of the September 22, 2000, Options to purchase up to 500,000 shares of Common Stock on the terms and subject to the conditions set forth herein.

        3. EXERCISABILITY AND EXERCISE PRICES. The Options will become exercisable as follows:

               (a) The Company shall seek approval of the terms of this Agreement and the grant of the Options hereunder from the Company's stockholders at the Company's next annual meeting. Notwithstanding any provision contained in this Agreement or the Employment Agreement to the contrary, none of the Options granted hereunder will become exercisable until stockholders of the Company approve the terms of this Agreement and the grant of the Options hereunder.

               (b) The Options will become exercisable in four equal installments on each of the first four anniversary dates of the Effective Date, at an option exercise price of $1.75 per share.

               (c) Notwithstanding the foregoing, the Options will fully vest and become immediately exercisable upon a Change of Control; provided, however, that such Options will terminate and become unexercisable on the earlier of the Expiration Date or the first (1st) anniversary of the date of the Change of Control.

        4.     TERMINATION OF OPTIONS.

               (a) Unless an earlier termination date occurs as specified in
Section 4(b), the Options will expire and become unexercisable (whether or not then exercisable) on the tenth (10th) anniversary of the Effective Date (the "EXPIRATION DATE").

               (b) If Grantee's employment with the Company is terminated by the Company for Cause (as such term is defined in the Employment Agreement) prior to the Expiration Date or by



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the Grantee for any reason prior to the Expiration Date: (i) all Options that have not otherwise become exercisable as of the date of the termination of Grantee's employment will immediately terminate and become unexercisable; and
(ii) all Options that have become exercisable will terminate and become unexercisable on and after the date sixty (60) days following the date of the termination of Grantee's employment.

               (c) If Grantee's employment with the Company is terminated for any reason other than as set forth in Section 4(b) hereof: (i) all Options that have not otherwise become exercisable as of the date of the termination of Grantee's employment will continue to become exercisable pursuant to Section 3; provided, however, that such Options will terminate and become unexercisable on the earlier of the Expiration Date or the first (1st) anniversary of the date of the termination of Grantee's employment; and (ii) all Options that have become exercisable as of the date of the termination of Grantee's employment will terminate and become unexercisable on the earlier of the Expiration Date or the first (1st) anniversary of the date of the termination of Grantee's employment.

        5. REGISTRATION OF OPTIONS. Promptly after execution of this Agreement, the Company, at its expense, shall file a registration statement on Form S-8 to register the issuance and exercise of the Options.

        6. RESTRICTIONS ON EXERCISE. Notwithstanding anything to the contrary in this Agreement, the Options may not be exercised, and no Exercise Shares shall be issued: (a) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of options shall have been secured and (b) unless all applicable federal, state and local tax withholding requirements shall have been satisfied. The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in this Section 6(a) so as to permit the Options to be exercised.

        7. NON-TRANSFERABILITY OF OPTIONS. None of the Options are assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of Grantee upon his death, provided that the deceased Grantee's beneficiary or the representative of his estate acknowledge and agree in writing, in a form reasonably acceptable to the Compensation Committee to be bound by this Agreement as if such beneficiary or the estate were Grantee.

        8. WITHHOLDING. Whenever shares of Common Stock are to be issued pursuant to the exercise of Options, the Compensation Committee may require the recipient of the shares of Common Stock to remit to the Company an amount sufficient to satisfy any applicable federal, state and local tax withholding requirements. Upon request by Grantee, the Company may also withhold shares of Common Stock to satisfy applicable withholding requirements, subject to any rules adopted by the Compensation Committee regarding compliance with applicable law, including, but not limited to, Section 16(b) of the Exchange Act.

        9.     MANNER OF EXERCISE.

               (a) To the extent that the Options have become and remain exercisable as provided in Sections 3 and 4, and subject to such reasonable administrative regulations as the



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Compensation Committee may adopt, the Options may be exercised, by written notice to the Compensation Committee, specifying the number of Exercise Shares and the Exercise Date. On or before the Exercise Date, Grantee shall deliver to the Company full payment for the Options being exercised in cash, or cash equivalent satisfactory to the Compensation Committee, and in an amount equal to the aggregate purchase price for the Exercise Shares.

               (b) Subject to the discretion of the Compensation Committee, Grantee may, in lieu of cash, either: (i) deliver shares of Common Stock having an Exercise Date Value equal to the purchase price of the Exercise Shares; or
(ii) deliver a combination of cash and shares of Common Stock with an aggregate value and Exercise Date Value equal to the purchase price of the Exercise Shares, subject to such rules and regulations as may be adopted by the Compensation Committee to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act.

               (c) The Compensation Committee may require Grantee to furnish or execute such other documents as the Compensation Committee reasonably deems necessary: (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act, applicable state securities laws or any other law.

        10. NO RIGHTS AS STOCKHOLDER. Grantee will have no voting or other rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Options until the exercise of such Options and the issuance of a certificate or certificates to him for such shares of Common Stock. No adjustment will be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

        11. CAPITAL ADJUSTMENTS. The number and any applicable option price of the shares of Common Stock covered by the Options will be proportionately and appropriately adjusted by the Compensation Committee to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. Subject to any required action by the stockholders of the Company, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Options will pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Options would have been entitled to receive in connection with such event.

        12. NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, or Grantee, as the case may be, at the address of the Company's principal executive office. All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

        13. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.



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        14. AMENDMENT. This Agreement may be amended, modified or supplemented only by a written instrument executed by Grantee and the Company.

        15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

        16. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.

                               DIEDRICH COFFEE, INC.,
                               a Delaware corporation

                               /s/ Matthew C. McGuinness
                               -------------------------------------------------
                               MATTHEW C. MCGUINNESS
                               Senior Vice President and Chief Financial Officer


                               THE GRANTEE

                               /s/ J. Michael Jenkins
                               -------------------------------------------------
                               J. MICHAEL JENKINS



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